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                                                                   EXHIBIT 10.13


               AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

$3,000,000                                                  October 21, 1998

          WHEREAS, Internet Commerce Services Corporation, a Delaware corporation (also known as CyberSource Corporation, the "Company"), and William
S. McKiernan, an individual ("Lender"), are party to that certain Convertible Promissory Note, dated as of August 7, 1998 (the "Note");

          WHEREAS, pursuant to the terms of the Note and subject to the conditions set forth therein, Lender loaned the Company the sum of Three Million Dollars (US $3,000,000) lawful money of the United States of America (the "Loan") on the Effective Date (as defined below); and

          WHEREAS, the parties desire to amend and restate the terms and conditions of the Note as provided in this Amended and Restated Convertible Promissory Note (the "Restated Note"):

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company hereby promises to pay to the order of Lender, the sum of Three Million Dollars (US $3,000,000) lawful money of the United States of America which shall be legal tender for the payment of debts from time to time, together with interest on the principal amount hereof remaining outstanding and unpaid, from the Effective Date until maturity, at the rate of ten percent (10%) per annum (the "Interest Rate") (computed on the actual number of days elapsed over a year of 365 days).

     1.   Repayment Procedures. The principal balance evidenced by this Note
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(the "Repayment Amount"), and any accrued but unpaid interest, shall be due and payable in full on the Due Date (as defined below).

     2.   Interest.  Interest shall be paid by the Company in quarterly
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installments.

     3.   Conversion.
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          A. Conversion Events.
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               (i).  In the event of the consummation of a Private Equity
     Financing (as defined below) after the Effective Date and prior to the Due Date, the Note shall convert:

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                 (a)  Prior to the Due Date, at the discretion of Lender into a number of shares of the securities offered in such Private Equity Financing, such number to be calculated by dividing the Repayment Amount by the price per-share paid by investors in such Private Equity Financing for shares of the securities offered in such Private Equity Financing; or

                 (b) On the Due Date, if no conversion has occurred in accordance with subsection (a) above, automatically into a number of shares of the securities offered in such Private Equity Financing, such number to be calculated by dividing the Repayment Amount by the price per-share paid by investors in such Private Equity Financing for shares of the securities offered in such Private Equity Financing.

                 (c) For purposes of this Section 4.A(i), if several Private Equity Financings occur after the Effective Date and prior to the Due Date, then this Note shall convert in accordance with this Section 4.A.(i) into a number of shares of the securities offered in the first Private Equity Financing after the issuance of this Note, such number to be calculated by dividing the Repayment Amount by the price per-share of the securities offered in such Private Equity Financing.


            (ii).In the absence of a Private Equity Financing after the Effective Date and prior to the Due Date, the Note shall convert automatically on the Due Date into a number of shares of Common Stock of the Company, such number to be calculated by dividing the Repayment Amount by $1.08.

     B. Conversion Process.
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            (i). Upon conversion, Lender shall immediately surrender this Note at the office of the Company in its entirety. Thereupon, the Company shall promptly issue and deliver at such office to Lender a certificate for the number of shares of equity securities to which Lender shall be entitled. No partial conversion of this Note shall be permitted.

            (ii).With respect to the conversion described in Section 4.A above, Lender and the Company hereby agree that Lender will (a) execute all documents in connection with the Private Equity Financing as if Lender were a cash investor in the Private Equity Financing, and (b) be subject to all other terms and conditions of the Private Equity Financing.

   4. Investor Representations. Lender, by acceptance hereof, acknowledges that
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this Note and other shares of equity securities issuable upon conversion hereof are being acquired solely for Lender's own account and not as a nominee for any other party, and for investment, and that Lender will not offer, sell or otherwise dispose of this Note or any shares of equity securities to be issued upon conversion hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended


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(the "Act"), or any state securities laws. Upon conversion of this Note, Lender shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of equity securities so purchased are being acquired solely for Lender's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that Lender is an "accredited investor" as such term is defined in Regulation D promulgated under the Act. If the Lender cannot make such representations because they would be factually incorrect, it shall be a condition to Lender's conversion of this Note that the Company receive such other representations as shall be reasonably necessary to assure the Company that the issuance of its securities upon conversion of this Note shall not violate the United States' or any state's securities laws.

     5. Default. The Company expressly agrees that upon the happening or occurrence of an Event of Default (as defined below):

               (i). To pay interest, to the maximum extent permitted by law, on the sum of (a) principal amount of the Note, and (b) accrued but unpaid interest as of the Default Date (as defined below), at an increased rate of the greater of (x) the Prime Rate plus three percent (3%) or
         (y) twelve and one-half percent (12.5%) per annum (computed on the actual number of days elapsed over a year of 365 days); and

               (ii).Lender may at its option, declare by written notice given to the Company the unpaid principal balance of this Note and all interest then accrued hereon, at once due and payable; and in such event, the Company shall promptly pay all such amounts to Lender.

     6. Event of Default. The occurrence or existence of any one of the following events or conditions shall constitute an "Event of Default" under this
Note:

               (i). the Company makes an assignment for the benefit of creditors, or applies to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of the Company, or commences, or has commenced against it, any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, readjustment of debts or other insolvency law of any jurisdiction; or an order is entered appointing such trustee or receiver, or adjudicating the Company bankrupt, or approving the petition in any such proceedings; or

               (ii).a breach of any the nonpayment terms of this Note by the Company which is not cured by the Company within forty-five (45) days of receipt of notice by the Company or breach of the interest payment terms of this Note by the Company which is not cured by the Company within fifteen (15) days of receipt of notice by the Company (the "Default Date").

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     7.  Securities Legend. This Note, and all shares of equity securities
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issued upon conversion hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

     8.   Definitions.  For the purposes of this Note:

               (i). "Acquisition" shall mean (a) the sale or transfer of shares of the Company's capital stock which entitles the acquiring party to voting rights in excess of fifty percent (50%) of the Company's capital stock, or (b) the sale of all or substantially all of the Company's assets.

               (ii). Due Date" shall mean one (1) year from the date hereof; provided, however, that in the event of an IPO (as defined below) or an Acquisition, the Due Date shall be accelerated to the day immediately prior to the consummation of the IPO or Acquisition.

               (iii).   "Effective Date" shall mean July 28, 1998.

               (iv). "IPO" shall mean the Company's initial registered firm commitment public offering with an aggregate offering price of at least $15,000,000.

               (v). "Prime Rate" shall mean the prime commercial lending rate of Bank of America (or the successor thereof) as publicly announced to be in effect from time to time.

               (vi). "Private Equity Financing" shall mean the sale by the Company of equity securities yielding net capital (exclusive of aggregate consideration received by the Company as a result of the conversion of this Note) in excess of Seven Million Dollars ($7,000,000).

     9.   Applicable Interest Rate.  If the Interest Rate hereunder exceeds the
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maximum amount allowed by law, the interest collected hereunder shall be the maximum allowed by law and that portion, if any, of interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and shall be applied against the principal then owing under this Note.

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     10.  Entire Agreement. This Restated Note contains the entire agreement
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between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings between the parties. The Convertible Promissory Note, dated August 6, 1998 (previously defined as the "Note") is expressly superseded, void and no longer of any force or effect.

     11.  Successors and Assigns. All of the provisions hereof shall be binding
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upon and inure to the benefit of the Company and Lender and their respective successors and permitted assigns, except as otherwise provided. This Note may not be assigned by Lender without the consent of the Company.

     12.  Governing Law. This Note shall be governed by and construed by the
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laws of the State of California without reference to its conflicts of law principles. Any action brought hereunder shall be heard by a court sitting in the County of Santa Clara, California.

     13.  Consent to Jurisdiction. The parties hereby consent to the exclusive
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jurisdiction of the state courts sitting in California in any action on a claim arising out of, under or in connection with this Note or the transaction contemplated hereunder.

     14.  Prepayment.  The Company shall have no right to prepay all or any part
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of the principal or interest hereunder.

     15.  Waivers.  The Company hereby waives presentment for payment, demand,
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protest, notice of nonpayment or dishonor and of protest, and any other notices and demands whatsoever.

     16.  Attorney's Fees.  If any legal action is necessary to enforce the
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terms of this Note, the prevailing party shall be entitled to reasonable attorney's fees and expenses in addition to any other relief to which that party is entitled.

"COMPANY"                                "LENDER"

INTERNET SERVICES CORPORATION, a         WILLIAM S. MCKIERNAN
Delaware corporation (also known as
CyberSource Corporation)


By: /s/ Charles E. Noreen                 By: /s/ William S. McKiernan
    ---------------------                     ------------------------
Name: Charles E. Noreen                       William S. McKiernan
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Title: VP & CFO
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